UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 6, 2006
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
•	On March 3, 2006, Motorola, Inc. announced its decision, effective as of the second quarter of 2006, to realign its businesses into three operating business segments: (i) Mobile Devices, (ii) Networks and Enterprise, and (iii) Connected Home Solutions.
•	On April 3, 2006, the Company announced an agreement to sell its automotive electronics business, formerly part of the Government and Enterprise Mobility Solutions segment, for approximately $1 billion in cash. The transaction includes the segment’s controls, sensor, interior electronics and telematics businesses.
•	This Form 8-K presents the Company’s 2005 and first quarter 2006 financial information, which has been reclassified to reflect: (i) the realignment of its businesses into three operating business segments and (ii) the presentation of the automotive electronics business on a discontinued operations basis.
Item 2.02 Results of Operation and Financial Condition
The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Effective as of the second quarter of 2006, the Company realigned its businesses into three operating business segments to strengthen its position in providing end-to-end network infrastructure solutions to private, public and enterprise customers worldwide. By streamlining its structure, the Company hopes to better leverage key current and next-generation technologies across its customer base. In addition, during the second quarter of 2006, the Company agreed to sell its automotive electronics business.
This Form 8-K is being filed in order to assist investors in making comparisons of the Company’s historical financial information with future financial information. In accordance with GAAP, reclassifications have been made to conform previously-reported quarterly financial information for 2005 and the first quarter of 2006, as well as the annual financial information for 2005, to reflect the realigned business structure and to present the automotive electronics business as a discontinued operation.
As a result of these announcements, the Company will now report financial results for the following operating business segments:
     Mobile Devices, which will now include:
•	The previous Mobile Devices segment

•	The aftermarket accessories business, formerly included in the automotive electronics business

•	The iRadio business, formerly included within the Connected Home Solutions segment
     Networks and Enterprise, which will now include:
•	The former Networks segment, excluding the Wireline Access Networks business

•	The former Government and Enterprise Mobility Solutions segment, excluding the automotive electronics business which will be presented as a discontinued operation

•	A corporate technology program, formerly included in Other and Eliminations
     Connected Home Solutions, which will now include:
•	The previous Connected Home Solutions segment, excluding the iRadio business

•	The Wireline Access Networks business, formerly included in the Networks segment
Attached hereto are Exhibit 99.1, reflecting adjusted Condensed Consolidated Statements of Operations tables for the four quarters of 2005, the first quarter of 2006 and the full year of 2005 and Exhibit 99.2 , reflecting adjusted Segment Information tables for the four quarters of 2005, the first quarter of 2006 and the full year of 2005.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following are furnished as Exhibits to this Report.

Exhibit 99.1	Adjusted Condensed Consolidated Statements of Operations tables for the four quarters of 2005, the first quarter of 2006 and for the full year of 2005.

Exhibit 99.2	Adjusted Segment Information tables for the four quarters of 2005, the first quarter of 2006 and for the full year of 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Dated: July 6, 2006	By:	/s/ Steven J. Strobel

Steven J. Strobel
Senior Vice President and
Corporate Controller